SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934


                               Infinium Labs, Inc.
                   (Formerly Global Business Resources, Inc.)
             (Exact name of registrant as specified in its charter)

                Delaware                                65-1048794
----------------------------------------   ------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


           1 Boca Place, Suite 112E
            Boca Raton, Florida                             33431
 ----------------------------------------                ----------
 (Address of principal executive offices)                (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class               Name of each exchange on which
     to be so registered               each class is to be registered
     -------------------               ------------------------------
            None                                     NA


If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this Form relates:
333-67990 (if applicable)

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0001 per share
                                (Title of class)



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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The material set forth in the section captioned "Description of Securities" in the Prospectus contained in the Registrant's Form SB-2 Registration Statement, Registration No. 333-67990 (the "Registration Statement), declared effective by the Securities and Exchange Commission on January 31, 2003, is hereby incorporated by reference herein.

Item 2.  Exhibits.
         --------

         4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.0 to the Registration Statement)

         4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant

         4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant

         4.4      Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.1 to the Registration Statement)

                                    Signature

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Infinium Labs, Inc.


Date: December 31, 2003                By:  /s/ Peter J. Goldstein
                                            ------------------------------------
                                            Peter J. Goldstein, Chairman and
                                            President